                                                                      EXHIBIT 32



                         CERTIFICATION UNDER SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350, as adopted), Dr. Ramon Harel, Chief Executive Officer of Scanvec-Amiable, Ltd.. (the "Company"), and Gerald J. Kochanski, the Chief Financial Officer of the Company, each hereby certifies that, to the best of their knowledge:

1. The Company's quarterly Report on Form 10-QSB for the period ended June 30, 2003 (the "Periodic Report"), to which this Certification is attached as
     Exhibit 32, fully complies with the requirements of Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.



Dated: August 14, 2003                               /s/ Dr. Ramon Harel
                                                     -----------------------
                                                     Dr. Ramon Harel
                                                     Chief Executive Officer


                                                     /s/ Gerald J. Kochanski
                                                     -----------------------
                                                     Gerald J. Kochanski
                                                     Chief Financial Officer